Series 13
NOTICE TO SHAREHOLDERS
At a special meeting of shareholders on December 3, 2002, portfolio shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE PORTFOLIO.* The individuals listed in the table below were elected as trustees for the portfolio. All trustees served as trustees to the portfolio prior to the shareholder meeting.

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TRUSTEE                   FOR                WITHHELD               APPROVED BY
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John J. Brennan           7,963,781,245      256,332,887            96.9%
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Charles D. Ellis          7,946,489,124      273,625,008            96.7
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Rajiv L. Gupta            7,946,786,965      273,327,166            96.7
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JoAnn Heffernan Heisen    7,949,272,990      270,841,142            96.7
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Burton G. Malkiel         7,936,550,788      283,563,344            96.6
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Alfred M. Rankin, Jr.     7,957,514,304      262,599,827            96.8
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J. Lawrence Wilson        7,943,399,420      276,714,712            96.6
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*Results are for all portfolios within Vanguard Variable Insurance Fund.

o RECLASSIFY THE PORTFOLIO AS NONDIVERSIFIED. This change to "nondiversified" status enables the portfolio to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

================================================================================
FOR                   AGAINST                ABSTAIN                APPROVED BY
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318,523,904           8,302,174              10,121,058             94.5%
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Note: Vote tabulations are rounded to the nearest whole number.